United States
Securities And Exchange Commission

Washington, D.C. 20549

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FORM 8—K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

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Date of report (date of earliest event reported):  April 18, 2007

UNIVERSAL GUARDIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24755 (Commission File Number)	33-0379106 (I.R.S. Employer Identification No.)

4695 MacArthur Court
Suite 300
Newport Beach, California 92660
(949) 861-8295
 (Address of principal executive offices) (Zip Code)
(Registrant's telephone number, including area code:)

N/A
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Universal Guardian Holdings, Inc. (“we”, “our company” or “Universal Holdings”) files this report on Form 8-K to report the following transactions or events:

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 18, 2007, Universal Holdings entered into an employment agreement with Mr. Kevin A. Westcott to serve as its new President and Chief Operating Officer.   Under the agreement, Mr. Westcott will be responsible for the day-to-day operations of Universal Holdings’ various operating groups, and will report the company’s Chief Executive Officer, Mr. Michael J. Skellern, who is relinquishing his duties as the prior President of Universal Holdings in favor of Mr. Westcott.  The essential terms of Mr. Westcott’s employment agreement are as follows:

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Mr. Westcott will be entitled to compensation of $250,000 per year.

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Universal Holdings may in its discretion pay Mr. Westcott a bonus at the end of each year of employment.

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As an inducement for Mr. Westcott’s employment, he is entitled to the grant of a common share purchase option entitling him to purchase over four years 500,000 Universal Holding common shares at the price of $0.67 per share, reflecting the fair market value of the shares as of the date of employment.  The options vest in equal installments on the first through fourth anniversary dates of employment, and lapse to the extent unexercised five years from the date of grant, subject to standard acceleration provisions upon termination.

In the event of the termination of the employment agreement due to Mr. Westcott’s death or disability, termination by the company without “cause” (as that term is defined in the agreement), or termination by Mr. Westcott for “good reason” (as that term is defined in the agreement, including a change of control), then Mr. Westcott shall be entitled to one month’s salary as severance pay.

Mr. Westcott joins Universal Guardian from Accenture, a global management consulting, technology services and outsourcing company, where he spent 19 years. Serving as a Global Partner since 2000, Mr. Westcott led a wide variety of programs for Accenture's clients including launching a number of online and traditional retail programs, enhancing supply chain operations and systems for wholesalers and retailers, and implementing RFID compliance systems for suppliers to the world's largest retailers. Mr. Westcott also managed the market development, business development, and marketing for one of Accenture's management consulting practices from 2003 to 2005.  Mr. Westcott holds a Bachelors of Arts degree in Economics from the University of California, Santa Cruz.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Newport Beach, California, this 26th day of April, 2007.

UNIVERSAL GUARDIAN HOLDINGS, INC., a Delaware corporation
By:	/s/ Michael J. Skellern
Michael J. Skellern Chief Executive Officer (principal executive officer)